Exhibit 5.1
April 6, 2011
Global Traffic Network, Inc.
880 Third Avenue, 6th Floor
New York, NY 10022

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel for Global Traffic Network, Inc., a Nevada corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the resale by the selling shareholders named therein (the “Selling Shareholders”) of an aggregate of 301,782 issued and outstanding shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”).
          In connection with rendering this opinion, we have reviewed the following: (i) the Company’s articles of incorporation, as amended to date; (ii) the Company’s bylaws in effect on the date hereof; (iii) certain resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of the Shares; and (iv) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.
          Based upon the following and upon the representations and information provided by the Company, we hereby advise you that, in our opinion, the Shares have been duly authorized and are validly issued, fully paid and nonassessable.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of Common Stock” included in the Registration Statement and the related Prospectus.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the reference to our name under the caption “Validity of Common Stock” in the prospectus filed as part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.
Very truly yours,
/s/ Maslon Edelman Borman & Brand, LLP
MASLON EDELMAN BORMAN & BRAND, LLP